HALE AND DORR LLP
                               COUNSELLORS AT LAW


                                  haledorr.com
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000





                                                                  August 8, 2003


John Hancock Preferred Income Fund III
101 Huntington Avenue
Boston, Massachusetts 02199

Ladies and Gentlemen:

      John Hancock Preferred Income Fund III (the "Fund") was established as a Massachusetts business trust under an Agreement and Declaration of Trust dated January 24, 2003 (the "Declaration of Trust"). The beneficial interests thereunder are represented by transferable shares of one series and one or more separate and distinct classes established by the Trustees.

      The Trustees have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. Pursuant to
Article V, Section 5.1 of the Declaration of Trust, the number of shares of beneficial interest authorized to be issued under the Declaration of Trust is unlimited and the Trustees are authorized to divide the shares into one or more series of shares and one or more classes thereof as they deem necessary or desirable. Pursuant to Article V, Section 5.4 of the Declaration of Trust, the Trustees are empowered in their discretion to issue shares of any series for such amount and type of consideration, including cash or securities, and on such terms as the Trustees may authorize, all without action or approval of the shareholders. Pursuant to the Amended and Restated By-Laws (the "By-Laws"), the Trustees have established five series of preferred shares: Auction Preferred Shares, Series M, Auction Preferred Shares, Series T, Auction Preferred Shares, Series W, Auction Preferred Shares, Series TH, and Auction Preferred Shares, Series F (collectively, the "Preferred Shares").

      We have examined the Declaration of Trust and By-Laws, each as amended from time to time, of the Fund, and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including, but not limited to, originals, or copies certified or otherwise identified to our satisfaction, of such documents, Fund records and other instruments. In our examination of the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified of photostatic copies.

      Any reference to "our knowledge," to any matter "known to us," "coming to our attention" or "of which we are aware" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the preparation of the Fund's Registration Statement on Form N-2 or any amendments thereto, of the existence or absence of any facts which would contradict the opinions set forth below. We have not undertaken any independent investigation to determine the existence or


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BOSTON       LONDON      MUNICH      NEW YORK      OXFORD      PRINCETON      RESTON       WALTHAM       WASHINGTON
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                        Hale and Dorr LLP is a Massachusetts Limited Liability Partnership
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John Hancock Preferred Income Fund III
August 8, 2003
Page 2

absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Fund. Without limiting the foregoing, we have not examined any dockets or records of any court, administrative tribunal or other similar entity, or any electronic or computer databases, in connection with our opinions expressed below.

         Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights and remedies of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Further, we do not express any opinion as to (i) the availability of the remedy of specific performance or any other equitable remedy upon breach of any provision of any agreement whether applied by a court of law or equity,
(ii) the successful assertion of any equitable defense, or (iii) the right of any party to enforce the indemnification or contribution provisions of any agreement.

         In rendering the opinion below, insofar as it relates to the due organization, good standing and valid existence of the Fund, we have relied solely on a certificate of the Secretary of the Commonwealth of the Commonwealth of Massachusetts, dated as of a recent date, and such opinion is limited accordingly and is rendered as of the date of such certificate.

         This opinion is limited to the laws of the Commonwealth of Massachusetts relating to business trusts, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the Commonwealth of Massachusetts. Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the Commonwealth of Massachusetts.

         Our opinion below, as it relates to the non-assessability of the shares of the Fund, is qualified to the extent that, under Massachusetts law, shareholders of a Massachusetts business trust may be held personally liable for the obligations of the Fund. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Fund. Also, the Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund.

         Subject to the foregoing, we are of the opinion that the Fund is a validly existing business trust under the laws of the Commonwealth of Massachusetts and that the Preferred Shares of beneficial interest of the Fund, when issued in accordance with the terms, conditions, requirements and procedures set forth in the Declaration of Trust, the By-Laws, the Fund's Registration Statement on Form N-2 and the Underwriting Agreement between the Fund, John Hancock Advisers, LLC and UBS Securities LLC, as representatives of the underwriters named therein, will constitute legally and validly issued, fully paid and non-assessable shares of beneficial interest in the Fund, subject to compliance with the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended, and the applicable state laws regulating the sale of securities.

         We are opining only as to the specific legal issues expressly set forth herein, and no opinion should be inferred as to any other matters. We are opining on the date hereof as to the law in effect on the date hereof, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters of opinions set forth herein.

John Hancock Preferred Income Fund III
August 8, 2003
Page 3


         We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Fund's Registration Statement in accordance with the requirements of Form N-2 under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal matters". In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.




                                                     Very truly yours,

                                                     /s/ Hale and Dorr LLP
                                                     ---------------------
                                                     Hale and Dorr LLP